Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-281623, 333-277830, 333-271885, 333-263868, 333-259663) and Form S-3 (Nos. 333-271459, 333-279375, 333-281556) of Owlet, Inc. of our report dated March 11, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 11, 2025

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